SPONSOR AGREEMENT

This SPONSOR AGREEMENT, dated as of November 9, 2025 (this “Sponsor Agreement”), is entered into by and among Hercules Capital Management VII Corp, a British Virgin Islands company (“Sponsor”), WISeSat.Space Corp., a British Virgin Islands business company (the “Company”), WISeSat.Space Holdings Corp., a British Virgin Islands business company (“Pubco”), and Columbus Acquisition Corp, a Cayman Islands exempted company (“CAC”). Capitalized terms used but not defined in this Sponsor Agreement shall have the meanings ascribed to them in the Business Combination Agreement (as defined below).

WHEREAS, concurrently with the execution of this Sponsor Agreement, (i) CAC, (ii) Pubco, (iii) the Company, (iv) WISeSat Merger Sub Corp., a Cayman Islands exempted company and a wholly owned subsidiary of Pubco (“Merger Sub”), and (v) WISeKey International Holding Ltd., a Swiss company (together with its successors, including after its anticipated domestication to the British Virgin Islands prior to the Closing, the “Seller”), entered into that certain Business Combination Agreement (as it may be amended, restated or otherwise modified from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which, subject to the terms and conditions thereof, among other matters, (a) Pubco will acquire all of the issued and outstanding Company Class A Shares and Company Class B Shares from the Seller in exchange for Pubco Class A Ordinary Shares and Pubco Class B Ordinary Shares, such that the Company will become a wholly owned Subsidiary of Pubco and the Seller will become a shareholder of Pubco (the “Share Exchange”); and immediately thereafter (b) Merger Sub will merge with and into CAC, with CAC continuing as the surviving entity (the “Merger”), and as a result of which, (i) CAC will become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of CAC immediately prior to the effective time of the Merger will no longer be outstanding and will automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable Law;

WHEREAS, Sponsor is the sponsor of CAC and, as of the date hereof, Sponsor is the owner of 1,698,290 CAC’s Ordinary Shares, par value $0.0001 per share (“CAC Ordinary Shares”), comprised of 1,464,000 Founder Shares and 234,290 Private Shares (all such shares, or any successor or additional shares of CAC of which ownership of record or the power to vote is hereafter acquired by Sponsor prior to the termination of this Sponsor Agreement being referred to herein as the “Sponsor Shares”);

WHEREAS, the Board of Directors of CAC has (a) approved and declared advisable the Business Combination Agreement, the Ancillary Documents, the Merger and the other transactions contemplated by any such documents (collectively, the “Transactions”), (b) determined that the Transactions are fair to and in the best interests of CAC and its shareholders (the “CAC Shareholders”) and (c) recommended the approval and the adoption by each of the CAC Shareholders of the Business Combination Agreement, the Ancillary Documents, the Merger and the other Transactions;

WHEREAS, the Business Combination Agreement contemplates that the parties hereto will enter into this Sponsor Agreement concurrently with the execution of the Business Combination Agreement, pursuant to which, among other things, the Sponsor agree (i) to vote in favor of, take all actions necessary to consummate and otherwise support, the Transactions, (ii) to waive and not otherwise perfect any anti-dilution or similar protection with respect to any Founder Shares, (iii) to pay for CAC Expenses in excess of the CAC Expense Cap, as described in Section 8.16(a) of the Business Combination Agreement, (iv) to commit to timely take such actions as useful or necessary to extend CAC’s deadline to complete the Business Combination as necessary to successfully consummate the Closing, including making any Extension Payments as described in Section 8.19 of the Business Combination Agreement, and (v) that any working capital loans made to CAC (including for any Extension Payments) will at the Closing be either, as requested by the Company, repaid in cash or converted into CAC Working Capital Units in accordance with the IPO Prospectus (excluding after CAC has fully utilized its existing working capital as of the Signing Date, up to $400,000 in working capital loans made prior to the Closing to CAC by third parties (excluding the Company) or members of the Sponsor, in either case, that are not affiliates of the Sponsor or CAC’s management or directors, even if such loans are indirectly made through the Sponsor, as to which the repayment terms will be as provided as disclosed in the IPO Prospectus);

WHEREAS, the Sponsor understands and acknowledges that the Company and Pubco are entering into the Business Combination Agreement in reliance upon the execution and delivery of this Sponsor Agreement by Sponsor and Sponsor has received a copy of the Business Combination Agreement and is familiar with the provisions of the Business Combination Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1.  Voting Agreements. Sponsor, solely in its capacity as a shareholder of CAC, irrevocably and unconditionally agrees that, during the term of this Sponsor Agreement, at the extraordinary general meeting, at any other meeting of the CAC Shareholders related to the Transactions (whether an annual or extraordinary general meeting and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and/or in connection with any written consent of the CAC Shareholders related to the Transactions (the extraordinary general meeting and all other meetings or consents related to the Business Combination Agreement, collectively referred to herein as the “Meeting”), Sponsor shall:

(a)  when the Meeting is held, appear at the Meeting or otherwise cause the Sponsor Shares to be counted as present thereat for the purpose of establishing a quorum;

(b)  vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Sponsor Shares in favor of the Business Combination Agreement and the Transactions, each of the other Shareholder Approval Matters, and the adjournment of the Meeting, if necessary or desirable in the reasonable determination of CAC; and

(c)  vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Sponsor Shares against any other action that would reasonably be expected to (x) materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the Transactions, (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of CAC under the Business Combination Agreement or (z) result in a breach of any covenant, representation or warranty or other obligation or agreement of Sponsor contained in this Sponsor Agreement; and

(d)  vote (or execute and return an action by written consent), or cause to be voted, all of the Sponsor Shares against any Alternative Transaction.

2.  Restrictions on Transfer. Except as contemplated by this Sponsor Agreement and the Business Combination Agreement, Sponsor agrees that, during the term of this Sponsor Agreement it shall not, and shall cause its Affiliates not to, Transfer the Sponsor Shares without (i) the prior written consent of the Company (which consent may be given or withheld by the Company in its sole discretion) and (ii) prior to or in connection with such Transfer, the transferee agrees in writing to assume all of the obligations of Sponsor hereunder and to be bound by the terms of this Sponsor Agreement. “Transfer” shall have the meaning set forth in that certain Letter Agreement, dated as of January 22, 2025, by and among CAC, Sponsor and the Insiders named therein. CAC shall not, and shall not permit CAC’s transfer agent to, register any Transfer of the Sponsor Shares on CAC’s stock ledger (book entry or otherwise) that is not in compliance with this Section 2. Any Transfer in violation of this Section 2 shall be null and void ab initio.

3.  No Redemption; Conversion of Rights. Sponsor hereby agrees:

(a)  that, during the term of this Sponsor Agreement, it shall not redeem, or submit a request to CAC’s transfer agent or otherwise exercise any right to redeem, any Sponsor Shares; and

(b)  that it will elect to convert, effective prior to the Closing, any and all CAC Rights held by it into the underlying CAC Ordinary Shares in the manner contemplated by the Rights Agreement.

4.  New Securities. During the term of this Sponsor Agreement, in the event that, (x) any shares of CAC Ordinary Shares or other equity securities of CAC are issued to Sponsor after the date of this Sponsor Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of CAC securities owned by Sponsor, (y) Sponsor purchases or otherwise acquires beneficial ownership of any shares of CAC Ordinary Shares or other equity securities of CAC after the date of this Sponsor Agreement, or (c) Sponsor acquires the right to vote or share in the voting of any CAC Ordinary Shares or other equity securities of CAC after the date of this Sponsor Agreement (such CAC Ordinary Shares or other equity securities of CAC, collectively the “New Securities”), then such New Securities acquired or purchased by Sponsor shall be subject to the terms of this Sponsor Agreement to the same extent as if they constituted the Sponsor Shares as of the date hereof.

5.  CAC Closing Expenses. Sponsor hereby agrees to pay for CAC Expenses in excess of the CAC Expense Cap, as described in Section 8.16(a) of the Business Combination Agreement at or prior to the Closing.

6.  Extension. Sponsor hereby agrees to commit to timely take such actions as useful or necessary to extend CAC’s deadline to complete the Business Combination as necessary to successfully consummate the Closing, including making any Extension Payments as described in Section 8.19 of the Business Combination Agreement.

7.  Working Capital Loans. Sponsor hereby agrees that any working capital loans made to CAC (including for any Extension Payments) will at the Closing be either, as requested by the Company, repaid in cash or converted into CAC Working Capital Units in accordance with the IPO Prospectus (excluding after CAC has fully utilized its existing working capital as of the Signing Date, up to $400,000 in working capital loans made prior to the Closing to CAC by third parties (excluding the Company) or members of the Sponsor, in either case, that are not affiliates of the Sponsor or CAC’s management or directors, even if such loans are indirectly made through the Sponsor, as to which the repayment terms will be as provided as disclosed in the IPO Prospectus).

8.  Transaction Financing. Sponsor shall use its commercially reasonable efforts to facilitate CAC, the Company and/or Pubco entering into Financing Agreements in respect of one or more Transaction Financings.

9.  Reserved.

10.  Reserved.

11.  Consent to Disclosure. Sponsor hereby consents to the publication and disclosure in the Registration Statement and the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by CAC, Pubco or the Company to any Governmental Authority or to securityholders of CAC, Pubco or the Company) of its identity and, in the case of Sponsor, beneficial ownership of Sponsor Shares and the nature of Sponsor’s respective commitments, arrangements and understandings under and relating to this Sponsor Agreement and, if deemed appropriate by CAC, Pubco or the Company, a copy of this Sponsor Agreement. Sponsor will promptly provide any information reasonably requested by CAC, Pubco or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC). Sponsor shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein, without the prior written approval of the Company and CAC.

12.  Sponsor Representations. Sponsor represents and warrants to CAC, Pubco and the Company, as of the date hereof, that:

(a)  Sponsor has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked;

(b)  Sponsor has full right and power, without violating any agreement to which it is bound (including any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Sponsor Agreement;

(c)  Sponsor is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Sponsor Agreement and the consummation of the transactions contemplated hereby are within Sponsor’s organizational powers and have been duly authorized by all necessary organizational actions on the part of Sponsor;

(d)  this Sponsor Agreement has been duly executed and delivered by Sponsor and, assuming due authorization, execution and delivery by the other parties to this Sponsor Agreement, this Sponsor Agreement constitutes a legally valid and binding obligation of Sponsor, enforceable against Sponsor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

(e)  the execution and delivery of this Sponsor Agreement by Sponsor does not, and the performance by Sponsor of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of Sponsor, or (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by Sponsor of its obligations under this Sponsor Agreement;

(f)  there are no Actions pending against Sponsor or, to the knowledge of Sponsor, threatened against Sponsor, before (or, in the case of threatened Actions, that would be before) any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by Sponsor of its respective obligations under this Sponsor Agreement;

(g)  no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Sponsor Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by or on behalf of Sponsor;

(h)  Sponsor has had the opportunity to read the Business Combination Agreement and this Sponsor Agreement and has had the opportunity to consult with Sponsor’s tax and legal advisors;

(i)  Sponsor has not entered into, and shall not enter into, any agreement that would prevent Sponsor from performing any of Sponsor’s obligations hereunder;

(j)  None of the information supplied or to be supplied by Sponsor expressly for inclusion or incorporation by reference: (i) in any current report on Form 8-K or 6-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the Transactions; (ii) in the Registration Statement; or (iii) in the mailings or other distributions to CAC’s or Pubco’s equityholders and/or prospective investors with respect to the consummation of the Transactions or in any amendment to any of documents identified in (i) through (iii), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by Sponsor expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Sponsor does not make any representation, warranty or covenant with respect to any information supplied by or on behalf of any Company Entity, any Seller, Pubco, Merger Sub or CAC or their respective Affiliates.

(k)  Sponsor understands and acknowledges that each of Pubco and the Company is entering into the Business Combination Agreement in reliance upon Sponsor’s execution and delivery of this Sponsor Agreement.

(l)  Solely with respect to Sponsor, Sponsor represents and warrants that it has good title to the Sponsor Shares, free and clear of any Liens and Sponsor has the sole power to vote or cause to be voted the Sponsor Shares; and

(m)   Solely with respect to Sponsor, Sponsor represents and warrants that the Sponsor Shares are the only shares of CAC’s outstanding capital stock owned of record or beneficially owned by the Sponsor as of the date hereof, and none of the Sponsor Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Sponsor Shares that is inconsistent with Sponsor’s obligations pursuant to this Sponsor Agreement.

13.  Closing Date Deliverables. At or prior to the Closing, Sponsor shall deliver to the Company and Pubco a copy of the Amended Registration Rights Agreement duly executed by Sponsor in the form contemplated by the Business Combination Agreement.

14.  Specific Performance. Sponsor hereby agrees and acknowledges that (a) CAC, Pubco and the Company would be irreparably injured in the event of a breach by Sponsor of its obligations under this Sponsor Agreement, (b) monetary damages may not be an adequate remedy for such breach and (c) CAC, Pubco and the Company shall be entitled to obtain injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach or anticipated breach, without the requirement to post any bond or other security or to prove that money damages would be inadequate.

15.  Entire Agreement; Amendment; Waiver. This Sponsor Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any Ancillary Document. This Sponsor Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Sponsor Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

16.  Binding Effect; Assignment; Third Parties. This Sponsor Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Sponsor Agreement and all obligations of Sponsor are personal to Sponsor and may not be assigned, transferred or delegated by Sponsor at any time without the prior written consent of CAC, Pubco and the Company, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio. Nothing contained in this Sponsor Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or thereto or a successor or permitted assign of such a party.

17.  Counterparts. This Sponsor Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

18.  Severability. This Sponsor Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Sponsor Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Sponsor Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

19.  Governing Law; Jurisdiction; Jury Trial Waiver. Sections 12.5 (Governing Law; Jurisdiction) and 12.6 (Waiver of Jury Trial) of the Business Combination Agreement are incorporated by reference herein to apply with full force to any disputes arising under this Sponsor Agreement.

20.  Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Sponsor Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 12.2 (Notices) of the Business Combination Agreement to the applicable party, with respect to the Company, Pubco and CAC, at the respective addresses set forth in Section 12.2 (Notices) of the Business Combination Agreement, and, with respect to Sponsor, at the address set forth underneath Sponsor’s name on the signature page hereto.

21.  Termination. This Sponsor Agreement became effective upon the date hereof and shall automatically terminate, and none of CAC, Pubco, the Company, Sponsor shall have any rights or obligations hereunder, on the earliest of (i) the mutual written consent of CAC, the Company and Sponsor, (ii) the Closing of the Transactions, or (iii) the termination of the Business Combination Agreement in accordance with its terms. No such termination shall relieve the Sponsor, Pubco, CAC or the Company from any liability resulting from a breach of this Sponsor Agreement occurring prior to such termination. Notwithstanding anything to the contrary herein, the provisions of Section 13, Section 19 and this Section 21 shall survive the termination of this Sponsor Agreement.

22.  Adjustment for Stock Split. If, and as often as, there are any changes in the Sponsor Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Sponsor Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Sponsor, CAC, the Company, the Sponsor Shares as so changed.

23.  Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

24.  No Inconsistent Agreement; Non-Circumvention. Sponsor hereby covenants and agrees that it shall not enter into any Contract that would reasonably be expected to delay, postpone, impede, frustrate, prevent, nullify, restrict, limit or interfere with the performance of Sponsor’s obligations hereunder in any material respect or make any representation and warranty contained herein untrue in any material respect. Each party hereto agrees that it shall not, and shall cause its Affiliates not to, indirectly accomplish that which such party is not permitted to accomplish (or take any action that such party is not permitted to take) directly under this Sponsor Agreement.

25.  Confidential Information. Sponsor agrees to be bound by and subject to Section 8.13(b) (Confidential Information) of the Business Combination Agreement to the same extent such provisions apply to CAC, mutatis mutandis, as if Sponsor were directly a party thereto for purposes thereof.

26.  Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Sponsor Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Sponsor Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

27.  Interpretation. The titles and subtitles used in this Sponsor Agreement are for convenience only and are not to be considered in construing or interpreting this Sponsor Agreement. In this Sponsor Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Sponsor Agreement as a whole and not to any particular section or other subdivision of this Sponsor Agreement. The parties to this Sponsor Agreement have participated jointly in the negotiation and drafting of this Sponsor Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Sponsor Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Sponsor Agreement.

28.  No Partnership, Agency or Joint Venture. This Sponsor Agreement is intended to create a contractual relationship among Sponsor, Pubco, the Company and CAC, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other CAC Shareholders entering into support agreements with the Company, Pubco or CAC. Sponsor has acted independently regarding its decision to enter into this Sponsor Agreement. Nothing contained in this Sponsor Agreement shall be deemed to vest in the Company or CAC any direct or indirect ownership or incidence of ownership of or with respect to any Sponsor Shares.

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IN WITNESS WHEREOF, the parties have executed this Sponsor Agreement as of the date first written above.

The Company:

WISeSat.Space Corp.

By:	/s/ Carlos Moreira
Name:	Carlos Moreira
Title:	Chief Executive Officer

By:	/s/ John O’Hara
Name:	John O’Hara
Title:	Chief Financial Officer

Pubco:

WISeSat.Space Holdings Corp.

By:	/s/ Carlos Moreira
Name:	Carlos Moreira
Title:	Director

CAC:

COLUMBUS ACQUISITION CORP

By:	/s/ Fen Zhang
Name:	Fen Zhang
Title:	Chief Executive Officer

Sponsor:

HERCULES CAPITAL MANAGEMENT VII CORP

By:	/s/ Fen Zhang
Name:	Fen Zhang
Title:	Sole Director

Address for Notice:

Address:

Telephone No.:

Email: